As filed with the Securities and Exchange Commission on June 9, 2004.

Registration No. 333-54015

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

American Retirement Corporation
(Exact Name of Registrant as Specified in its Charter)

Tennessee (State or Other Jurisdiction of Incorporation or Organization)	62-1674303 (I.R.S. Employer Identification Number)

111 Westwood Place, Suite 200
Brentwood, Tennessee 37027
(615) 221-2250
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

W.E. Sheriff
Chairman, Chief Executive Officer and President
American Retirement Corporation
111 Westwood Place, Suite 200
Brentwood, Tennessee 37027
(615) 221-2250
 (Name, Address, Including Zip Code, and Telephone Number
Including Area Code, of Agent For Service)

Copies to:

T. Andrew Smith
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238
(615) 742-6200

        Approximate date of commencement of proposed sale to the public: Not applicable.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

DEREGISTRATION OF SECURITIES

        On June 1, 1998, American Retirement Corporation (the “Company”) filed a registration statement on Form S-3 (Registration No. 333-54015), as amended to date (the “Registration Statement”), to register $350,000,000 in aggregate maximum offering price of the Company’s common stock, debt securities and preferred stock to be offered from time to time. Pursuant to the Registration Statement, the Company and certain shareholders of the Company have offered and sold an aggregate of 4,500,000 shares of the Company’s common stock having an aggregate offering price of $72,000,000 or $16.00 per share.

        The Company does not intend to offer any additional common stock, debt securities or preferred stock under the Registration Statement and, therefore, is filing this Post-Effective Amendment No. 1 to deregister the remaining unsold $278,000,000 aggregate amount of common stock, debt securities and preferred stock covered by the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on this 9th day of June, 2004.

AMERICAN RETIREMENT CORPORATION By: /s/ W. E. Sheriff W. E. Sheriff Chairman, Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ W. E. Sheriff W. E. Sheriff	Chairman, Chief Executive Officer and President (Principal Executive Officer)	June 9, 2004
/s/ Bryan D. Richardson Bryan D. Richardson	Executive Vice President - Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	June 9, 2004
* Frank M. Bumstead	Director	June 9, 2004
* Christopher J. Coates	Director	June 9, 2004
Donald D. Davis	Director
John C. McCauley	Director
* John A. Morris, Jr., M.D.	Director	June 9, 2004
* Daniel K. O'Connell	Director	June 9, 2004
J. Edward Pearson	Director
* Nadine C. Smith	Director	June 9, 2004
* Lawrence J. Steusser	Director	June 9, 2004
* /s/ W. E. Sheriff W. E. Sheriff, Attorney-in-Fact